UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code) (949) 453-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 1, 2013, MFLEX Suzhou Co., Ltd. (“MFC”), a subsidiary of Multi-Fineline Electronix, Inc., entered into a Line of General Credit Agreement (the “MFC Credit Line”) with Agricultural Bank of China, Suzhou Wuzhong Sub-branch (“ABC”), providing for a line of credit to MFC in an amount of 200 million Chinese Renminbi (CNY). The MFC Credit Line will become effective on July 31, 2013, and will mature on July 30, 2016. MFC and ABC have also entered into a Facility Offer Letter dated as of July 1, 2013 (the “Facility Offer Letter”). The Facility Offer Letter sets forth the loan pricing. Pursuant to the Facility Offer Letter, the loan interest rate for US dollar borrowing under the MFC Credit Line shall be negotiated by the parties based on the lending cost in the Chinese market for US dollars on the day the loan is made. The MFC Credit Line is intended to be used for working capital, capital expenditures and general corporate purposes. A copy of each of the MFC Credit Line and the Facility Offer Letter are attached hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.88	Line of General Credit Agreement between MFLEX Suzhou Co., Ltd., and Agricultural Bank of China, Suzhou Wuzhong Sub-branch dated July 1, 2013.

10.89	Facility Offer Letter between MFLEX Suzhou Co., Ltd., and Agricultural Bank of China, Suzhou Wuzhong Sub-branch dated July 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation
Date: July 2, 2013
	By:	/s/ Thomas Liguori
Thomas Liguori
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.88	Line of General Credit Agreement between MFLEX Suzhou Co., Ltd., and Agricultural Bank of China, Suzhou Wuzhong Sub-branch dated July 1, 2013.

10.89	Facility Offer Letter between MFLEX Suzhou Co., Ltd., and Agricultural Bank of China, Suzhou Wuzhong Sub-branch dated July 1, 2013.

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